Exhibit 23-b






                          CONSENT OF COUNSEL


      I refer to the Registration Statement of Kansas City Power & Light Company to be filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, for the registration of the Notes. I consent to the reference made to me therein under "Legal Opinions."



                                ____/s/ Jeanie Sell Latz___
                                      (Jeanie Sell Latz)




November 3, 1994